Global Payments Reports Second Quarter Earnings, Sets Calendar 2017 Growth Targets and Increases Synergy Estimates

ATLANTA, January 9, 2017 -- Global Payments Inc. (NYSE: GPN) today announced results for its fiscal second quarter ended November 30, 2016.
"The strong momentum from our first quarter accelerated in the second quarter of fiscal 2017. We delivered double digit organic growth across our key markets, including in our U.S. direct business and across most of Europe and Asia Pacific," said Jeff Sloan, Chief Executive Officer. "Our technology enabled businesses continue to spearhead our growth, with particularly strong performance from our integrated payments businesses, OpenEdge and Ezidebit, and from our software led solutions at Heartland Commerce and Campus Solutions. We achieved these results while also making significant progress integrating Heartland. We have raised our expectations for synergies from the merger, highlighting ongoing strength in execution."

Second Quarter Fiscal 2017 Summary

•
GAAP revenues were $941.8 million, compared to $722.4 million in the second quarter of fiscal 2016; diluted earnings per share were $0.32 compared to $0.60 in the prior year; and operating margin was 11.2% compared to 17.1% in the second quarter of fiscal 2016.

•	Adjusted net revenue grew 58% to $817.2 million, compared to $518.3 million in the second quarter of fiscal 2016. On a constant currency basis, adjusted net revenue grew 61%.

•	Adjusted earnings per share grew 17% to $0.89, compared to $0.76 in the second quarter of fiscal 2016. On a constant currency basis, adjusted earnings per share grew 22%.

•	Adjusted operating margin was 29.5%. On a constant currency basis, adjusted operating margin was 30.0%, a 50 basis point increase over the second quarter of fiscal 2016.

“We exceeded our expectations for organic adjusted net revenue growth, operating margin expansion and adjusted earnings per share growth for the quarter,” stated Cameron Bready, Executive Vice President and Chief Financial Officer. “As a result of this strong performance and momentum, we are introducing accelerated growth expectations for calendar 2017. We are also raising our expectation for expense synergies from the Heartland merger to $135 million, a $10 million increase from our prior target.”

Calendar 2017 Outlook
For calendar 2017, the company expects reported adjusted net revenue of $3.35 to $3.45 billion, representing estimated growth of 18% to 21% over our calendar 2016 estimate, or 20% to 24% on a constant currency basis.  The company further expects reported adjusted earnings per share of $3.70 to $3.90, which represents estimated growth of 16% to 23% over our calendar 2016 estimate, or 21% to 27% on a constant currency basis.  Calendar 2017 adjusted earnings per share expectations represents annualized growth of approximately 17% relative to the company’s last fiscal 2017 guide, or approximately 20% on a constant currency basis.

Capital Allocation
Global Payments’ Board of Directors approved a quarterly dividend of $0.01 per share payable February 24, 2017 to shareholders of record as of February 10, 2017. The board also approved an increase to the existing authorization for the company's share repurchase program, raising the total available authorization to $300 million.

Conference Call
Global Payments’ management will host a conference call today, January 9, 2017 at 8:00 a.m. ET to discuss financial results and business highlights. Participants may access the conference call via the investor relations page of the company’s website at www.globalpaymentsinc.com; or participants in North America may dial 877-674-6428 and outside North America may dial 970-315-0457. A replay of the call will be archived on the company's website within two hours of the live call.

Non-GAAP Financial Measures
Global Payments supplemented revenues, income and earnings per share information determined in accordance with GAAP by providing those measures on an adjusted basis in this earnings release to assist with evaluating performance. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the company believes are pertinent to the daily management of our operations.
Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading worldwide provider of payment technology services that delivers innovative solutions driven by customer needs globally. Our technologies, partnerships and employee expertise enable us to provide a broad range of products and services that allow our customers to accept all payment types across a variety of distribution channels in many markets around the world.
Headquartered in Atlanta, Georgia with more than 8,500 employees worldwide, Global Payments is a member of the S&P 500 with merchants and partners in 30 countries throughout North America, Europe, the Asia-Pacific region and Brazil. For more information about Global Payments, our Service. Driven. Commerce brand and our technologies, please visit www.globalpaymentsinc.com.

Forward-Looking Statements
This announcement and comments made by Global Payments' management during the conference call may contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward-looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include our potential failure to safeguard our data; our ability to maintain Visa and MasterCard registration and financial institution sponsorship; our reliance on financial institutions to provide clearing services in connection with our settlement activities; our potential failure to comply with card network requirements; increased merchant, referral partner or ISO attrition; our ability to increase our share of existing markets and expand into new markets; political, economic and regulatory changes in the foreign countries in which we operate; system interruptions in service; increases in credit card network fees; future performance, integration and conversion of acquired operations; and other risk factors presented in our most recent Annual Report on Form 10-K and any subsequent SEC filings, which we advise you to review. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Isabel Janci		Amy Corn
	770-829-8478		770-829-8755

SCHEDULE 1
UNAUDITED GAAP CONSOLIDATED STATEMENTS OF INCOME
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	November 30, 2016	November 30, 2015	% Change	November 30, 2016	November 30, 2015	% Change

Revenues	$941,821	$722,350	30.4%	$1,881,313	$1,471,146	27.9%

Operating expenses:
Cost of service	468,383	270,565	73.1%	931,009	543,231	71.4%
Selling, general and administrative	368,171	328,620	12.0%	723,931	666,978	8.5%
	836,554	599,185	39.6%	1,654,940	1,210,209

Operating income	105,267	123,165	(14.5)%	226,373	260,937	(13.2)%

Interest and other income	1,353	1,292	4.7%	43,826	2,434	NM
Interest and other expense	(52,448)	(14,126)	271.3%	(95,524)	(27,369)	249.0%
	(51,095)	(12,834)	298.1%	(51,698)	(24,935)	107.3%

Income before income taxes	54,172	110,331	(50.9)%	174,675	236,002	(26.0)%
Provision for income taxes	(1,557)	(27,253)	(94.3)%	(29,601)	(59,876)	(50.6)%
Net income	52,615	83,078	(36.7)%	145,074	176,126	(17.6)%
Less: Net income attributable to noncontrolling interests, net of income tax	(3,163)	(4,307)	(26.6)%	(10,529)	(10,708)	(1.7)%
Net income attributable to Global Payments	$49,452	$78,771	(37.2)%	$134,545	$165,418	(18.7)%

Earnings per share attributable to Global Payments:
Basic	$0.32	$0.61	(47.5)%	$0.88	$1.27	(30.7)%
Diluted	$0.32	$0.60	(46.7)%	$0.87	$1.27	(31.5)%

Weighted-average number of shares outstanding:
Basic	153,173	129,505		153,539	129,919
Diluted	153,991	130,353		154,435	130,752

NM - Not meaningful.

SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	November 30, 2016	November 30, 2015	% Change	November 30, 2016	November 30, 2015	% Change

Adjusted net revenue	$817,188	$518,302	57.7%	$1,634,443	$1,055,255	54.9%

Adjusted operating income	$240,819	$153,208	57.2%	$481,536	$316,776	52.0%

Adjusted net income	$136,618	$99,501	37.3%	$270,300	$202,530	33.5%

Adjusted EPS:	$0.89	$0.76	17.1%	$1.75	$1.55	12.9%

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	November 30, 2016		November 30, 2015		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$701,300	$604,067	$511,335	$325,889	37.2%	85.4%
Europe	174,904	147,504	158,016	139,414	10.7%	5.8%
Asia-Pacific	65,617	65,617	52,999	52,999	23.8%	23.8%
	$941,821	$817,188	$722,350	$518,302	30.4%	57.7%

Operating income:
North America	$105,746	$181,753	$79,121	$93,034	33.7%	95.4%
Europe	60,875	68,899	62,012	68,188	(1.8)%	1.0%
Asia-Pacific	16,658	19,406	11,857	14,515	40.5%	33.7%
Corporate	(78,012)	(29,239)	(29,825)	(22,529)	161.6%	29.8%
	$105,267	$240,819	$123,165	$153,208	(14.5)%	57.2%

	Six Months Ended
	November 30, 2016		November 30, 2015		% Change
	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]

Revenues:
North America	$1,413,064	$1,212,737	$1,042,192	$666,320	35.6%	82.0%
Europe	344,469	297,926	326,373	286,354	5.5%	4.0%
Asia-Pacific	123,780	123,780	102,581	102,581	20.7%	20.7%
	$1,881,313	$1,634,443	$1,471,146	$1,055,255	27.9%	54.9%

Operating income:
North America	$211,446	$360,115	$162,635	$190,002	30.0%	89.5%
Europe	126,414	141,012	134,745	145,219	(6.2)%	(2.9)%
Asia-Pacific	30,680	35,895	24,089	28,325	27.4%	26.7%
Corporate	(142,167)	(55,486)	(60,532)	(46,770)	134.9%	18.6%
	$226,373	$481,536	$260,937	$316,776	(13.2)%	52.0%

1 See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

SCHEDULE 4
UNAUDITED CONSOLIDATED BALANCE SHEETS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	November 30, 2016	May 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$995,816	$1,044,728
Accounts receivable, net of allowances for doubtful accounts of $294 and $353, respectively	266,245	281,612
Claims receivable, net of allowances for doubtful accounts of $4,771 and $4,868, respectively	8,772	6,799
Settlement processing assets	1,117,666	1,336,326
Prepaid expenses and other current assets	186,464	181,848
Total current assets	2,574,963	2,851,313
Goodwill	4,823,756	4,829,405
Other intangible assets, net	2,115,842	2,264,708
Property and equipment, net	520,714	493,678
Deferred income taxes	20,419	22,719
Other	57,420	48,129
Total assets	$10,113,114	$10,509,952

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$467,293	$378,436
Current portion of long-term debt	177,759	135,542
Accounts payable and accrued liabilities	681,356	696,414
Settlement processing obligations	883,447	1,220,315
Total current liabilities	2,209,855	2,430,707
Long-term debt	4,316,391	4,379,744
Deferred income taxes	695,258	744,862
Other noncurrent liabilities	89,773	77,235
Total liabilities	7,311,277	7,632,548
Commitments and contingencies
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 200,000,000 shares authorized; 152,267,428 issued and outstanding at November 30, 2016 and 154,421,585 issued and outstanding at May 31, 2016	—	—
Paid-in capital	1,818,487	1,976,715
Retained earnings	1,146,844	1,015,811
Accumulated other comprehensive loss	(309,717)	(246,050)
Total Global Payments shareholders’ equity	2,655,614	2,746,476
Noncontrolling interests	146,223	130,928
Total equity	2,801,837	2,877,404
Total liabilities and equity	$10,113,114	$10,509,952

SCHEDULE 5
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Six Months Ended
	November 30, 2016	November 30, 2015
Cash flows from operating activities:
Net income	$145,074	$176,126
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	45,681	35,697
Amortization of acquired intangibles	166,188	41,809
Share-based compensation expense	16,366	13,472
Provision for operating losses and bad debts	19,024	11,257
Amortization of capitalized customer acquisition costs	12,291	—
Deferred income taxes	(52,710)	2,900
Gain on sale of investments	(41,150)	—
Other, net	18,784	2,198
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	9,693	(4,271)
Claims receivable	(14,067)	(18,723)
Settlement processing assets and obligations, net	(113,359)	208,446
Prepaid expenses and other assets	(5,846)	(14,097)
Accounts payable and other liabilities	(12,426)	(744)
Net cash provided by operating activities	193,543	454,070
Cash flows from investing activities:
Business acquisitions, net of cash acquired	(35,260)	(241,934)
Capital expenditures	(83,268)	(36,246)
Proceeds from sale of investments	37,717	—
Net cash used in investing activities	(80,811)	(278,180)
Cash flows from financing activities:
Net borrowings on settlement lines of credit	94,757	101,464
Proceeds from issuance of long-term debt	1,289,000	3,030,175
Principal payments of long-term debt	(1,314,799)	(2,852,175)
Payment of debt issuance costs	(9,279)	(4,934)
Repurchase of common stock	(172,405)	(71,748)
Proceeds from stock issued under share-based compensation plans	4,882	6,317
Common stock repurchased - share-based compensation plans	(20,390)	(11,579)
Tax benefit from share-based compensation plans	13,017	6,521
Purchase of subsidiary shares from noncontrolling interest	—	(7,550)
Distributions to noncontrolling interests	(12,365)	(8,158)
Dividends paid	(3,069)	(2,602)
Net cash (used in) provided by financing activities	(130,651)	185,731
Effect of exchange rate changes on cash	(30,993)	(23,903)
(Decrease) increase in cash and cash equivalents	(48,912)	337,718
Cash and cash equivalents, beginning of the period	1,044,728	650,739
Cash and cash equivalents, end of the period	$995,816	$988,457

SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED NOVEMBER 30, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended November 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$941,821	$(124,633)	$—	$—	$817,188

Operating income	$105,267	$—	$135,552	$—	$240,819

Net income attributable to Global Payments	$49,452	$—	$141,499	$(54,333)	$136,618

Diluted earnings per share attributable to Global Payments[4]	$0.32				$0.89

	Three Months Ended November 30, 2015
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP
Revenues	$722,350	$(204,048)	$—	$—	$518,302

Operating income	$123,165	$—	$30,043	$—	$153,208

Net income attributable to Global Payments	$78,771	$—	$29,114	$(8,384)	$99,501

Diluted earnings per share attributable to Global Payments[4]	$0.60				$0.76

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended November 30, 2016 include $86.5 million and $49.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $86.2 million and employee termination expenses of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.7 million, merger-related costs of $36.6 million, litigation settlement of $2.7 million and employee termination expenses of $1.0 million. Net income attributable to Global Payments also reflects an adjustment for a non-cash charge of $8.2 million for previously deferred issuance costs written off in connection with the refinancing of our corporate debt.

Earnings adjustments to operating income for the three months ended November 30, 2015 include $21.7 million and $8.3 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $21.5 million and other adjustments of $0.2 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.0 million and $1.3 million of other adjustments.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. Income tax adjustments for the three months ended November 30, 2016 include the removal of a $5.1 million tax benefit associated with a change in estimate of certain U.S. inclusion items relating to the gain on sale of Visa Europe.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
SIX MONTHS ENDED NOVEMBER 30, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended November 30, 2016
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP

Revenues	$1,881,313	$(246,870)	$—	$—	$1,634,443

Operating income	$226,373	$—	$255,163	$—	$481,536

Net income attributable to Global Payments	$134,545	$—	$218,490	$(82,735)	$270,300

Diluted earnings per share attributable to Global Payments[4]	$0.87				$1.75

	Six Months Ended November 30, 2015
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Income Taxes on Adjustments[3]	Non-GAAP

Revenues	$1,471,146	$(415,891)	$—	$—	$1,055,255

Operating income	$260,937	$—	$55,839	$—	$316,776

Net income attributable to Global Payments	$165,418	$—	$54,032	$(16,920)	$202,530

Diluted earnings per share attributable to Global Payments[4]	$1.27				$1.55

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the six months ended November 30, 2016 include $168.2 million and $87.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $167.3 million and employee termination expenses of $0.9 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $16.1 million, merger-related costs of $67.2 million, litigation settlement of $2.7 million and employee termination expenses of $1.0 million. Net income attributable to Global Payments also reflects an adjustment of $41.2 million to remove a gain on the sale of membership interests in Visa Europe and an adjustment for a non-cash charge of $8.2 million for previously deferred issuance costs written off in connection with the refinancing of our corporate debt.

Earnings adjustments to operating income for the six months ended November 30, 2015 include $41.0 million and $14.8 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $42.9 million and offsetting other adjustments of $1.9 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $13.5 million and $1.3 million of other adjustments.

3 Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

4 Adjusted EPS is calculated by dividing adjusted net income attributable to Global Payments by the diluted weighted-average number of shares outstanding.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
THREE MONTHS ENDED NOVEMBER 30, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended November 30, 2016				Three Months Ended November 30, 2015
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$701,300	$(97,233)	$—	$604,067	$511,335	$(185,446)	$—	$325,889
Europe	174,904	(27,400)	—	147,504	158,016	(18,602)	—	139,414
Asia-Pacific	65,617	—	—	65,617	52,999	—	—	52,999
	$941,821	$(124,633)	$—	$817,188	$722,350	$(204,048)	$—	$518,302

Operating income:
North America	$105,746	$—	$76,007	$181,753	$79,121	$—	$13,913	$93,034
Europe	60,875	—	8,024	68,899	62,012	—	6,176	68,188
Asia-Pacific	16,658	—	2,748	19,406	11,857	—	2,658	14,515
Corporate	(78,012)	—	48,773	(29,239)	(29,825)	—	7,296	(22,529)
	$105,267	$—	$135,552	$240,819	$123,165	$—	$30,043	$153,208

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the three months ended November 30, 2016 include $86.5 million and $49.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $86.2 million and employee termination expenses of $0.3 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $8.7 million, merger-related costs of $36.6 million, litigation settlement of $2.7 million and employee termination expenses of $1.0 million.

Earnings adjustments to operating income for the three months ended November 30, 2015 include $21.7 million and $8.3 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $21.5 million and other adjustments of $0.2 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $7.0 million and $1.3 million of other adjustments.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
SIX MONTHS ENDED NOVEMBER 30, 2016 AND 2015
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Six Months Ended November 30,
	2016				2015
	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP	GAAP	Net Revenue Adjustments[1]	Earnings Adjustments[2]	Non-GAAP
Revenues:
North America	$1,413,064	$(200,327)	$—	$1,212,737	$1,042,192	$(375,872)	$—	$666,320
Europe	344,469	(46,543)	—	297,926	326,373	(40,019)	—	286,354
Asia-Pacific	123,780	—	—	123,780	102,581	—	—	102,581
	$1,881,313	$(246,870)	$—	$1,634,443	$1,471,146	$(415,891)	$—	$1,055,255

Operating income:
North America	$211,446	$—	$148,669	$360,115	$162,635	$—	$27,367	$190,002
Europe	126,414	—	14,598	141,012	134,745	—	10,474	145,219
Asia-Pacific	30,680	—	5,215	35,895	24,089	—	4,236	28,325
Corporate	(142,167)	—	86,681	(55,486)	(60,532)	—	13,762	(46,770)
	$226,373	$—	$255,163	$481,536	$260,937	$—	$55,839	$316,776

1 Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

2 Earnings adjustments to operating income for the six months ended November 30, 2016 include $168.2 million and $87.0 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service include amortization of acquired intangibles of $167.3 million and employee termination expenses of $0.9 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $16.1 million, merger-related costs of $67.2 million, litigation settlement of $2.7 million and employee termination expenses of $1.0 million.

Earnings adjustments to operating income for the six months ended November 30, 2015 include $41.0 million and $14.8 million in cost of service and selling, general and administrative expenses, respectively. Adjustments to cost of service represent amortization of acquired intangibles of $42.9 million and offsetting other adjustments of $1.9 million. Adjustments to selling, general and administrative expenses include share-based compensation expense of $13.5 million and $1.3 million of other adjustments.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In billions, except per share data)

Calendar 2017 Outlook
Revenues:
GAAP revenue	$3.76 to $3.86
Adjustments[1]	(0.41)
Adjusted net revenue	$3.35 to $3.45

Earnings Per Share ("EPS"):
GAAP diluted EPS	$2.20 to $2.40
Acquisition-related amortization expense, share-based compensation expense and non-recurring items	1.50
Adjusted EPS	$3.70 to $3.90

1Represents adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain wholesale lines of business to reflect economic benefits to the company.

NON-GAAP FINANCIAL MEASURES

Global Payments supplements revenues, income and earnings per share ("EPS") information determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and EPS determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain wholesale lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6, 7, 8 and 9. The tax rate used in determining the net income impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.